Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated April 6, 2006 related to the financial statements of Chicago Board Options Exchange, Incorporated as of and for the year ended December 31, 2005, the six month period ended December 31, 2004, and the years ended June 30, 2004 and 2003, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

Chicago, Illinois

February 9, 2007